Exhibit 10.6

                               OPTION TO PURCHASE

This Agreement made as of the 9th day of October 9, 2003, by and between Tri-State Stores, Inc., an Illinois Corporation ("Tri-State"), GMG Partners LLC, an Illinois Limited Liability Company ("GMG") and SASCO Springfield Auto Supply Company, a Delaware Corporation, ("SASCO") (Tri-State, GMG and SASCO are collectively referred to herein as "TSG"), and Prelude Ventures, Inc. ("Prelude" or "Optionee").

IN CONSIDERATION of the payment by the Optionee to the Optionor of the sum of two dollars ($2.00) and for other and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Optionor hereby grants to the Optionee an option (the "Option") to purchase the assets and certain liabilities of TSG, upon and subject to the following terms and conditions:

1. Exercise Price. The purchase price for the exercise of the option to purchase the assets of Tri-State, GMG and SASCO shall be Three Million Dollars ($3,000,000) plus assume other liabilities consisting of accounts payable, to be designated by TSG, not to exceed Five Hundred Thousand Dollars ($500,000) and accrued expenses, of Two Hundred Thousand Dollars ($200,000).
2. Option Exercise Period. The Option may be exercised by the Optionee at any time from the date hereof for 150 days, and may be extended by agreement of the parties.
3. Exercise of Option. The Optionee shall, for the purposes of exercising the Option, give the MPW Shareholders notice in writing thereof (the "Notice"), accompanied by payment of the purchase price.
4. Non-Assignability of Option. The Option is specific to the Optionee. Accordingly, the Optionee may not sell, assign or otherwise transfer the Option or any of its rights under this Agreement without the prior written consent of the Optioner may be unreasonably or arbitrarily withheld.
5. Entire Agreement. The Agreement expresses the entire agreement between the parties concerning the subject matter hereof and supercedes all previous agreements, whether written or oral, between the parties respecting the subject matter hereof.
6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.



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IN WITNESS  WHEREOF the parties  hereto have executed  this  Agreement as of the date first above written.


Prelude Ventures, Inc.

---------------------------
By:      Anthony Sarvucci

Tri-State Stores, Inc.
An Illinois Corporation

By:      __________________________


GMG Partners LLC
an Illinois Limited Liability Company


By:      __________________________


SASCO Springfield Auto Supply Company
a Delaware Corporation

By:      __________________________